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                                                                  EXHIBIT 10.131

                                AMENDMENT No. 2

            THIS AMENDMENT (the "Amendment") is made and entered into effective as of 11 December, 2000 (the "Effective Date"), by and between Axys PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at 180 Kimball Way, South San Francisco, CA 94080 ("Axys"), and AVENTIS PHARMACEUTICALS PRODUCTS INC. (FORMERLY KNOWN as RHONE-POULENC RORER PHARMACEUTICALS INC.), a Delaware corporation having its principal place of business at Route 202-206, Bridgewater, NJ 08807 ("APPI"). Axys and APPI may be referred to herein as a "Party" or, collectively, as "Parties".

                                    RECITALS

      A. Under a Collaborative Research and License Agreement dated 11 December 1998, as amended by Amendment No. 1 dated 2 June 2000 (the "First Amendment") (as so amended, the "Agreement"), Axys and APPI agreed to collaborate in the discovery, development and commercialization of Cathepsin S inhibitors for use in the prevention and/or treatment of certain human diseases.

      B. Pursuant to Article 11.10 of the Agreement, the parties desire to amend the Agreement to provide for an extension of the Research Term as defined in Article 1.38 of the Agreement and to modify the milestone payments set forth in Article 6.3 of the Agreement. During the extended Research Term, the parties intend to pursue the Research Plan, as modified by the JRC as provided in
Article 1.36 of the Agreement, which modified plan generally provides for a reallocation of the work in the Research Plan between Axys and APPI, including adjustment of the Parties' research commitments, with the goal of nominating multiple compounds for EDC during the Research Term.

      NOW, THEREFORE, IN CONSIDERATION OF THE VARIOUS PROMISES AND UNDERTAKINGS SET FORTH HEREIN, AXYS AND APPI AGREE AS FOLLOWS:

1.    AMENDMENT OF THE AGREEMENT

      The Parties hereby agree to amend the terms of the Agreement as provided below. To the extent that the Agreement is explicitly amended by this Amendment, the terms of the Amendment will control where the terms of the Agreement are contrary to or conflict with the following provisions. Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are defined in the Agreement.

2.    AMENDMENT OF ARTICLE 1.38 OF THE AGREEMENT.

      Article 1.38 of the Agreement is hereby amended and restated to read in full as follows:


The Registrant has requested that portions of this exhibit be granted confidential treatment.



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            "1.38 "RESEARCH TERM" means the period during which the Parties shall conduct the Research, commencing on the Effective Date and terminating upon either: (i) June 11, 2001; (ii) such later date as the parties have agreed to extend the Research Term pursuant to
            Section 2.10; or (iii) such date as of which this Agreement is terminated pursuant to Section 10.2 or 10.3."

3.    AMENDMENT OF ARTICLE 2.3 OF THE AGREEMENT. (a) The fifth sentence of
Article 2.3 of the Agreement is hereby amended and restated to read in full as follows:

            "Commencing upon the Effective and continuing through December 10, 2000, Axys shall commit an average of twelve (12) FTEs in its employ to conduct Axys' obligations under the Research Plan."

      (b) A the following new sentence is hereby added as the sixth sentence of
Article 2.3 of the Agreement.

            "Commencing on December 11, 2000 and continuing through the remainder of the Research Term, Axys shall commit an average of two
            (2) FTEs in its employ to conduct Axys' obligations under the Research Plan."

4. AMENDMENT OF ARTICLE 2.10 OF THE AGREEMENT. Article 2.10 of the Agreement is hereby amended and restated to read in full as follows:

            "From time to time, Axys and APPI may agree to further extensions of the Research Term. Any such extensions shall be for the period of time agreed to by the Parties and shall be evidenced by a written amendment to this Agreement. At the end of the Research Term, whether extended or not, all obligations of the Parties to conduct any further Research activities shall terminate, but the other rights and obligations under this Agreement shall not otherwise be affected."

5. AMENDMENT OF ARTICLE 6.3(A) OF THE AGREEMENT. The milestone events and payment amounts listed in Article 6.3(a) under the heading entitled "Preclinical Payments" are hereby amended and restated to read in full as follows:

            "Milestone Event                                      Payment Amount
            ----------------                                      --------------
            PRECLINICAL PAYMENTS:

            First demonstration of Proof of Concept in                       **
            an animal model for any Indication


* Confidential treatment has been requested by the Registrant.




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
            "Milestone Event                                      Payment Amount
            ----------------                                      --------------
            First satisfaction of the EDC-C Criteria                  **
            for any Indication

            Satisfactory evidence of dose-dependent                   **
            invariant chain accumulation in mouse
            splenocytes after po administration of
            an Active Compound at plasma levels
            consistent with cellular inhibition of invariant
            chain cleavage

            First satisfaction of EDC Criteria by an orally           **
            bioavailable Collaboration Compound

            First satisfaction of NCE Nomination Criteria             **
            for any Indication

            The above milestone payments shall be made only once."


6.          MISCELLANEOUS

            The amendments set out in this Amendment shall have effect as of 11 December 2000. Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their authorized officers as of the date and year first above written.

                                     AVENTIS PHARMACEUTICALS PRODUCTS INC.


                                     By: /s/ JOHN ZUMWOD
                                         ------------------------------

                                     Title: Vice President,
                                            ---------------------------


                                     AXYS PHARMACEUTICALS, INC.

                                     By: /s/ WILLIAM J. NEWELL
                                         ------------------------------

                                     Title: Sr. Vice President
                                            ---------------------------


* Confidential treatment has been requested by the Registrant.



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